UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    April 2, 2015

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01 Other Information

Net Metering

As previously disclosed, on July 12, 2013, Arizona Public Service Company (“APS”) filed an application with the Arizona Corporation Commission (“ACC”) proposing a solution to address the cost shift brought by the current net metering rules.  On December 3, 2013, the ACC issued its order on APS’s net metering proposal.  The ACC instituted a charge on customers who install rooftop solar panels after December 31, 2013. The charge of $0.70 per kilowatt became effective on January 1, 2014, and is estimated to collect $4.90 per month from a typical future rooftop solar customer to help pay for their use of the electricity grid.  The fixed charge does not increase APS’s revenue because it is credited to the Lost Fixed Cost Recovery Mechanism.

In making its decision, the ACC determined that the current net metering program creates a cost shift, causing non-solar utility customers to pay higher rates to cover the costs of maintaining the electrical grid.  The ACC acknowledged that the $0.70 per kilowatt charge addresses only a portion of the cost shift.  In its December 2013 order, the ACC directed APS to provide quarterly reports on the pace of rooftop solar adoption to assist the ACC in considering further increases.

On April 2, 2015, APS filed an application with the ACC seeking to increase the fixed grid access charge to $3.00 per kilowatt, or approximately $21 per month for a typical new residential solar customer, effective August 1. Customers who installed rooftop solar panels prior to January 1, 2014 would continue to be grandfathered and would not pay a grid access charge, and those who installed panels between January 1, 2014 and the effective date of the requested change would continue paying a charge of $0.70 per kilowatt. Solar customers that take electric service under APS’s demand-based ECT-2 residential rate, an existing rate that includes time-of-use rates with a demand charge, are not subject to the grid access charge.

APS cannot predict the outcome of this filing. The proposed grid access charge adjustment is designed to moderate the cost shift discussed above on an interim basis until the issue is further addressed in APS’s next general rate case or another proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: April 2, 2015	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: April 2, 2015	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer